Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

VONAGE HOLDINGS CORP.

For Tender of

5.0% Senior Unsecured Convertible Notes Due 2010

of Vonage Holdings Corp.

Pursuant to its Offer

Described in the Offer to Purchase dated July 30, 2008

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,

NEW YORK CITY TIME, ON AUGUST 27, 2008 UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

By Facsimile: 718-234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

You must use this form to accept the offer of Vonage Holdings Corp. (the “Company”) made pursuant to the Offer to Purchase dated July 30, 2008 (as it may be amended or supplemented from time to time, the “Statement”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Statement, the “Offer”), if the certificates for your 5.0% Senior Unsecured Convertible Notes due 2010 (the “Notes”) are not immediately available or cannot be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), on or before the Expiration Date, or the procedure for book-entry transfer cannot be completed on or before the Expiration Date or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Depositary as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender your Notes pursuant to the Offer, a Letter of Transmittal (or manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s Automated Tender Offer Program (“ATOP”) system, with any required signature guarantees and any other required documents (including an Agent’s Message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you), must also be received by the Depositary on or prior to the Expiration Date. Capitalized terms used but not defined herein are defined in the Statement.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Statement and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures described in the section entitled “Terms of the Offer—Procedure for Tendering Notes—Guaranteed Delivery” in the Statement. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Notes set forth in the Letter of Transmittal.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Certificate Numbers of Notes (If Available)	Principal Amount of Notes Tendered

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s):

(Please Type or Print)

Title:

Address:

Area Code and Telephone Number:

Date:

If Notes will be delivered by book-entry transfer, check the box below and provide the account number requested:

☐	The Depository Trust Company

Account Number:

This Notice of Guaranteed Delivery must be signed by the holder(s) of Notes exactly as its (their) name(s) appear(s) on certificate(s) representing the Notes or a security position listing as the owner of the Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:	Capacity:	Address(es):

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Do not send Notes with this form. Notes should be sent to the Depositary together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), the Notes, in proper form for transfer, or a book-entry confirmation of transfer of such Notes into the Depositary’s account at The Depository Trust Company, including the Agent’s Message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Depositary.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE NOTES TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE DEPOSITARY WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

SIGN HERE

Name of Firm:

Authorized Signature:

Name and Title (please type or print):

Address:

Area Code and Telephone Number:

Date:

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